UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2013

Syntel, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Syntel, Inc. (“Syntel”) held its annual meeting of shareholders on Tuesday, June 4, 2013 (the “Meeting”) in Troy, Michigan. As of the record date for the Meeting, April 9, 2013, there were 41,662,578 shares of Syntel’s common stock outstanding and entitled to vote. There were 39,897,146 shares of Syntel’s common stock represented in person or by proxy at the Meeting. The final vote of the shareholders on the proposals presented at the Meeting follows:

Proposal 1: The shareholders elected the following director nominees, constituting the entirety of Syntel’s Board of Directors, to serve for one year terms lasting until the next annual meeting of shareholders in 2014. The shareholder vote for each director nominee was:

	Number of Shares
	FOR	WITHHELD	BROKER NON-VOTES
Paritosh K. Choksi	38,898,278	361,488	637,380
Bharat Desai	38,598,561	661,205	637,380
Thomas Doke	39,030,249	229,517	637,380
Rajesh Mashruwala	38,942,855	316,911	637,380
George R. Mrkonic, Jr.	38,929,305	330,461	637,380
Prashant Ranade	38,985,713	274,053	637,380
Neerja Sethi	38,554,951	704,815	637,380

Proposal 2: The shareholders re-approved the material terms under which compensation is to be paid under Syntel’s Amended and Restated Stock Option and Incentive Plan. The material terms include (i) the employees eligible to receive awards, (ii) a description of the business criteria on which the performance goals may be based and (iii) the maximum amount of compensation that can be paid to an employee under the Amended and Restated Stock Option and Incentive Plan during any period. The shareholder vote for re-approval was:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,054,906	155,921	48,939	637,380

Proposal 3: The shareholders ratified the appointment of Crowe Horwath LLP as Syntel’s independent registered public accounting firm for fiscal year 2013. The shareholder vote for ratification was:

Number of Shares
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,777,371	58,198	61,577	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	June 5, 2013	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

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